Exhibit 5.3

Schreck Brignone

Attorneys At Law

300 South Fourth Street

Las Vegas, NV 89101

(702) 382-2101 • Fax (702) 382-8135

July 11, 2006

Edgen Corporation

18444 Highland Road

Baton Rouge, Louisiana 70809

Ladies and Gentlemen:

We have acted as special Nevada counsel to Edgen Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company and those additional registrants named therein (the “Guarantors”) of a Registration Statement on Form S-4, as amended to date, (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company and the Guarantors are registering $31,000,000 in aggregate principal amount of the Company’s outstanding 9 7/8% Senior Secured Notes due 2011 (the “Exchange Notes”) and the Guarantors’ guarantees thereof (the “Exchange Guarantees”) to be exchanged for an equal aggregate principal amount of the Company’s 9 7/8% Senior Secured Notes due 2011 issued on December 16, 2005 (the “Old Notes”) and the Guarantors’ guarantees thereof (the “Old Guarantees”), all as set forth in that certain Registration Rights Agreement, dated as of December 16, 2005 (the “Registration Rights Agreement”), by and among the Company, the Guarantors, and Jefferies & Company, Inc.  The Exchange Notes and the Exchange Guarantees will be issued pursuant to that certain Indenture, dated as of February 1, 2005 (the “Existing Indenture”) , by and among the Company and the Bank of New York, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), as supplemented by that certain First Supplemental Indenture, dated as of February 1, 2005 (the “First Supplemental Indenture”), by and among the Company, the Guarantors party thereto, the Trustee and the Collateral Agent, as further supplemented by that certain Second Supplemental Indenture, dated as of December 16, 2005 (the “Second Supplemental Indenture”), by and among the Company, the Guarantors party thereto, the Trustee and the Collateral Agent.  (The Existing Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, are hereinafter collectively referred to as the “Indenture”).

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.  We have examined originals or copies certified or otherwise identified to our satisfaction as being true copies or reproductions of originals of such documents, agreements, instruments and corporate records as we have deemed necessary or appropriate to enable us to render the opinions expressed below.  We have been furnished with, and with your consent have relied upon, certificates and assurances of the officers and other representatives of the Company and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein.  As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company.

Without limiting the generality of the foregoing, in rendering this opinion, we have, with your permission, assumed without independent verification that (i) the statements of fact and all representations and warranties set forth in the documents we have examined are true and correct; (ii) each natural person executing a document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby; (iii) all documents that we have examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing, between any of the parties that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada.  The opinions set forth herein are expressly limited to the internal laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Nevada.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or “Blue Sky” laws or regulations.

Based upon the foregoing, and subject to the qualifications, assumptions, exceptions and limitations set forth herein, we are of the opinion that:

2

1.             The Company has been duly incorporated as a corporation and is validly existing and in good standing under the laws of the State of Nevada.

                2.             The Company had the requisite corporate power and authority to execute and deliver the Indenture when executed and delivered by the Company, and has the requisite corporate power and authority to execute and deliver the Exchange Notes and perform its obligations under, and consummate the transactions contemplated by, the Indenture and the Exchange Notes.

                3.             The Company’s execution and delivery of the Indenture and the Exchange Notes, and the performance of its respective obligations thereunder, have been duly authorized by all necessary corporate action by the Company.  The Indenture has been duly executed and delivered by the Company.

                The opinions expressed herein are based upon applicable statutes, rules and regulations of the State of Nevada in effect and the facts in existence as of the date of this letter.  In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof or its counsel or assignees of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable statutes, rules or regulations of the State of Nevada or any facts occurring after the date of this letter, which may affect the opinions set forth herein.  No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters”.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is rendered to the Company in connection with the filing of the Registration Statement.  This opinion may not be relied upon or used by you for any other purpose, or otherwise circulated or furnished to, quoted to, or relied upon by any other person, firm or entity for any purpose, without our prior written consent in each instance.

Very truly yours,

SCHRECK BRIGNONE

/s/ Schreck Brignone